UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 17, 2017

Fortem Resources Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52645	20-4119257
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

777 N. Rainbow Blvd., Suite 250, Las Vegas, Nevada  89107

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 403.241.8912

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 17, 2017, our company entered into and closed a Membership Interest Purchase Agreement (the “MPA”) with MAB Resources Holdings, LLC and JM Magna Holdings, LLC, whereby MAB Resources and JM Magna sold and transferred all of the outstanding membership interest of Rolling Rock Resources, LLC to our company in consideration for the pre-closing payment of US$100,000 as a non-refundable deposit and the issuance of an aggregate of 20 million common shares in the capital of our company, with 10 million shares issued to MAB Resources and 10 million issued to JM Magna.

Rolling Rock’s sole asset consists of the rights and obligations arising from a Purchase and Sale Agreement dated effective March 1, 2017, as amended (together, the “PSA”), between Rockies Standard Oil Company, LLC (the “Vendor”) and Rolling Rock.  Upon the satisfaction of the payments and obligations by Rolling Rock as set out below, the Vendor has agreed to convey certain leases and related assets (the “Leases”) to Rolling Rock.  The Leases include certain leases, hydrocarbons, wells, agreements, equipment, surface rights agreements and assignable permits all as further set out in the PSA.

Cash Consideration

Under the PSA, Rolling Rock has agreed to pay the Vendor cash consideration totalling US$2.4 million based upon the following schedule:

•

US$100,000 as a non-refundable deposit within 5 business days of closing (completed);

•

US$1,300,000 on or before September 1, 2017;

•

US$500,000 on or before March 1, 2018; and

•

US$500,000 on or before September 1, 2018.

However, if Rolling Rock pays a total of US$2,150,000 on or before September 1, 2017, the parties have agreed that the cash consideration above will be deemed to have been paid in full.

Carry Obligation

Under the PSA, and in addition to the cash consideration, Rolling Rock has agreed to pay all costs and expenses incurred on the Leases with respect to any and all exploration, development and production during the carry period.  The “Carry Period” continues until the later of either (i) the date that Rolling Rock pays the full cash consideration set out above or (ii) the date that Rolling Rock pays all costs and expenses for the drilling, logging, testing and completion of three new wells in each of the three Federal Units, each well with a horizontal leg extending at least 1,000’ in the target zone within the Mancos formation (the “Three Obligation Wells”).  Rolling Rock is required to drill to completion or cause to be drilled to completion (or plugging and abandonment) the Three Obligation Wells on or before February 28, 2019, failing which, Rolling Rock’s right to earn any assignment in and to the Leases will terminate immediately.  For each vertical well drilled to the top of the Dakota formation through completion (or plugging or abandonment) within a Federal Unit, the obligation deadline will be amended to the later of (i) the current obligation deadline or (ii) 6 months from the date the rig that drilled such vertical well to total depth has been removed from the wellsite.

The obligation well in the Grand Mancos Unit will be a vertical well drilled to a depth sufficient to test the Granite Walsh formation within such Federal Unit.  For this well, completion (or plugging and abandonment) will take place no later than 2 months after the rig that drilled to total depth has been removed from the wellsite and for a period of 6 months after completion of this obligation well (or plugging and abandonment), and Rolling Rock will have the exclusive option to purchase an additional 25% of the Vendor’s right, title and interest in and to the leases with respect to the Granite Walsh formation within the boundary of the Grand Mancos Unit for an additional payment of US$10 million.

Within 10 business days after the later of Rolling Rock paying the cash consideration in full or Rolling Rock meeting in full its carry obligation, the Vendor will convey to Rolling Rock an undivided 50% of the Vendor’s right, title and interest in and to the Leases, or a 80% net revenue interest in the Leases as further described in the PSA.  Notwithstanding this transfer, within 10 business days after the later of payment of $300,000 on or before September 1, 2017 (which amount is included in the cash consideration set out above) and the replacement of the Vendor’s bonds on or before September 1, 2017, the Vendor will convey to Rolling Rock an undivided 50% of the Vendor’s right, title and interest in and to the Cisco Dome leases and related assets as further set out in the PSA.  However, if Rolling Rock fails to timely meet any of its obligations under the PSA, after having taken assignment of the Cisco Dome leases and assets, then, if the Vendor elects in its sole discretion, Rolling Rock is required to reassign the Cisco Dome leases and assets to the Vendor without any additional encumbrances.

Joint Operating Agreement

The parties have agreed that the interests of the parties in the Leases will be subject to the terms of a Joint Operating Agreement (the “JOA”), to the extent that all or any portion of the assets or interests related thereto are not subject to a third party operating agreement.  Rolling Rock will be designated as the operator under the JOA, subject only to its removal or resignation under the terms of the JOA or for good cause as determined in the PSA.

Additional Payments

On or before September 1, 2017, Rolling Rock is required to pay the Vendor US$65,000 for rental, minimum royalty, option payments and shut-in royalty payments due on the leases through December 31, 2018.

General

The PSA established an area of mutual interest (the “AMI”), whereby, in the event any party acquires any interest in any oil, gas, hydrocarbon or mineral interest in the AMI for a period of three years from the closing date, the acquiring party must notify the other party and the non-acquiring party will have the right to elect to acquire a 50% interest in such rights at the same price or for the same consideration paid or given by the acquiring party and otherwise on the same terms and conditions.  If the Vendor elects to acquire its proportionate share of any acquisition in the AMI by Rolling Rock prior to Rolling Rock meeting its Carry Obligation, the Vendor will not be required to pay its proportionate share of such costs and no payment is required to be made until the Carry Obligation is satisfied.  If Rolling Rock elects to acquire its proportionate share of any acquisition in the AMI by the Vendor prior to Rolling Rock meeting the Carry Obligation, Rolling Rock has agreed to pay the Vendor all of the acquisition costs (up to the point of satisfying the Carry Obligation).

We issued shares to one U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) relying on Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933.  We issued shares to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(a)(2) of the Securities Act of 1933.

Except as disclosed in this Item 1.01, we are not aware of any arrangements, the operation of which may at a subsequent date result in a change in control of our company.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information contained in the section titled “Item 1.01 Entry into a Material Definitive Agreement” above is responsive to this Item 2.01.

Item 3.02 Unregistered Sales of Equity Securities

The information contained in the section titled “Item 1.01 Entry into a Material Definitive Agreement” above is responsive to this Item 3.02.

Item 8.01 Other Events

A copy of our press release dated April 21, 2017 is furnished herewith.

Item 9.01	Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired.

The financial statements required by this item are not being filed with this current report on Form 8-K. Such financial statements are expected to be filed by an amendment to this current report on Form 8-K not later than 71 calendar days after the date that this current report on Form 8-K must be filed.

(b)	Pro Forma Financial Information.

The pro forma financial information required by this item is not being filed with this current report on Form 8-K. Such pro forma financial information is expected to be filed by an amendment to this current report on Form 8-K not later than 71 calendar days after the date that this current report on Form 8-K must be filed.

(d)	Exhibits.
10.1	Membership Interest Purchase Agreement dated April 12, 2017 with MAB Resources Holdings, LLC and JM Magna Holdings, LLC
99.1	Press release dated April 21, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTEM RESOURCES INC.

By:

/s/ Michael Caetano

Michael Caetano

Chief Executive Officer

Date: April 21, 2017